Exhibit 99.2

Bowlero Q4 FY 2021 Results Presentation September 2021

Disclaimer 2 Forward - looking statements Some of the statements contained in this presentation are forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward - looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology . These forward - looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information . Although management believes that the expectations reflected in these forward - looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct . All such forward - looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document . It is not possible to predict or identify all such risks . These risks include, but are not limited to : the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination ; the outcome of any legal proceedings that may be instituted against Isos Acquisition Corporation (“ISOS”), Bowlero Corp . (“Bowlero”), or others following announcement of the business combination and the transactions contemplated therein ; the inability to complete the transactions contemplated by the business combination due to the failure to obtain approval of the shareholders of ISOS or Bowlero or other conditions to closing in the business combination agreement ; the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination ; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of Bowlero to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees ; costs related to the proposed business combination ; the possibility that ISOS or Bowlero may be adversely impacted by other economic, business, and/or competitive factors ; the risk that the market for Bowlero’s entertainment offerings may not develop on the timeframe or in the manner that Bowlero currently anticipates ; general economic conditions and uncertainties affecting markets in which Bowlero or operates and economic volatility that could adversely impact its business, including the COVID - 19 pandemic the ability of Bowlero to attract new customers and retain existing customers ; changes in consumer preferences and buying patterns ; inability to compete successfully against current and future competitors in the highly competitive out - of - home and home - based entertainment markets ; inability to operate venues, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements ; damage to brand or reputation ; its ability to successfully defend litigation brought against it ; its ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties ; failure to hire and retain qualified employees and personnel ; fluctuations in Bowlero’s operating results ; security breaches, cyber - attacks and other interruptions to its and its third - party service providers’ technological and physical infrastructures ; catastrophic events, including war, terrorism and other international conflicts, adverse weather conditions, public health issues or natural catastrophes and accidents ; risk of increased regulation of its operations ; the projected financial information, anticipated growth rate, and market opportunity of Bowlero ; the ability to obtain or maintain the listing of new Bowlero’s Class A common stock and warrants on the New York Stock Exchange following the completion of the business combination ; ISOS’s and Bowlero’s public securities’ potential liquidity and trading ; future capital needs of Bowlero following the completion of the business combination ; the significant uncertainty created by the COVID - 19 pandemic and the negative impact of the COVID - 19 pandemic on Bowlero ; and factors described under the section titled “Risk Factors” in the registration statement on Form S - 4 filed with the U . S . Securities and Exchange Commission (the “SEC”) by relating to a potential business combination between ISOS and Bowlero,as well as other filings that ISOS will make with the SEC, such as Annual Reports on Form 10 - K, Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K . Forward - looking statements speak only as of the date the statements are made . Neither ISOS nor Bowlero assume any obligation to update forward - looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward - looking information except to the extent required by applicable securities laws . Non - GAAP Financial Measures This presentation also contains references to EBITDA and earnings before interest, taxes, depreciation and amortization on an adjusted basis (“Adjusted EBITDA”) and other measures that are not based on accounting principles generally accepted in the United States, or non - GAAP financial measures . These non - GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP . The non - GAAP financial measures used by the Company may differ from the non - GAAP financial measures used by other companies . Refer to the Appendix section for definitions of these terms and reconciliations to the most comparable GAAP measures .

Q4 FY’21 results key messages x Increasing guidance for CY2022E consolidated adjusted EBITDA 1 by +4% vs. prior plan ($285mm vs. $275mm prior guidance) x Growth fueled by strong organic performance, and high volume of acquisitions and new builds, including the acquisition of 22 centers and 4 new builds since June 2021 x Location performance is now far outperforming pre - pandemic levels x Significantly outperformed guidance for FY2021 due to recovery in businesses and accelerating operational efficiencies; FY2021 consolidated adjusted EBITDA 1 +14% versus plan ($105mm actual vs $92mm plan) x $54mm of cash generated from operations 2 in Q4 FY2021 3 Note: FY as of 6/30 1 Adjusted EBITDA as defined by credit agreement. See Appendix for definition of Adjusted EBITDA, which is a non - GAAP measure, and a reconciliation to the GAAP measure. 2 See Appendix for reconciliation of this non - GAAP cash measure to cash provided by operating activities, net

$34 $19 $16 $8 $4 $3 $ 1 0 $2 0 1 $2 85 Feb '20 TTM run - rate c o n s o l i d a t ed adjusted EBITDA 1 Base business New builds 2 Center a c q u i s i t i o ns Bowl America Media business acquisition G&A CY2022E c o n s o l i d a t ed adjusted EBITDA 1 Given base business outperformance, we are increasing CY2022E consolidated adjusted EBITDA 1 guidance by $10mm or 4% vs. prior plan 4  Base Business assumes existing center revenue growth of 10% vs. pre - pandemic and the effect of additional conversions  17 center acquisitions – 5 acquisitions opened – 9 acquisitions signed or under LOI  9 new builds – 4 new builds have already opened – 2 new builds under construction and expected to open in early CY Q 4  Chain acquisition of Bowl America consummated 8 / 16 / 2021 adding 17 centers to the portfolio, 16 on owned real estate  Media segment growth driven by PBA Note: $ in millions 1 Adjusted EBITDA as defined by credit agreement. Pro forma adjustments include real estate and property tax credit agreement adjustment, cost savings initiatives, and other non - recurring items; 2 Includes 4 new builds that have already opened and have two more to open in 3 months Increase in guidance

Leisure revenue production well ahead of pre - pandemic performance 5 ( 8%) Ap r i l 6% 13% 26% 21% 21% May Ju n e Ju l y Augu s t September to date 2 Grow by revenue stream vs. 2019 A pr il M ay J une J uly A u g u s t September to date 2 Retail Bowling 1% 12% 20% 26% 25% 54% League Bowling ( 4 3%) ( 2 0%) ( 1 5%) ( 8%) ( 1 2%) ( 3 3%) Event Bowling ( 1%) 1% 1% 20% 11% 13% Food & Beverage ( 1 0%) 2% 12% 29% 21% 21% Amusements 13% 34% 45% 59% 52% 60% LEISURE REVENUE 1 % GROWTH / (DECLINE) 2021 VS. 2019 Note: Performance compared to same period 2019 1 Leisure revenue excludes closed center activity 2 As of September 12, 2021

Strong and improving center - level economics Note: FY as of 6/30. See Appendix for reconciliation of EBITDAR, which is a non - GAAP measure 1 Total Center Revenue excludes closed center activity 6 x Gross profit and EBITDAR margins expanded +600 bps over Q4 ‘19 x Q4 ’21 revenues across all major product lines surpassed expectations and recovered beyond Q4 ’19 results x Q4 ’21 total center revenue and EBITDAR beat expectations and performed above pre - pandemic levels x May and June Total Center Revenue combined were $99mm or 10% higher than 2019 demonstrating breakout momentum in performance Q4 ($MM) '21A '21E ‘ 1 9 A Bowling & shoe $80 $62 $80 Food & Beverage 53 42 53 Amusement 15 10 1 2 Other 7 3 7 Total Center Revenue 1 $155 $117 $1 5 1 Total Center Gross Profit $106 $74 $9 6 % Margin 69% 64% 63% Total Center Level EBITDAR $77 $51 $6 5 % Margin 49% 44% 43%

Q4 FY'21 EBITDA was 82% greater than the comparable pre-COVID quarter


CONSOLIDATED REALIZED EBITDA[1] ($MM)
+82%
$24
$43
Q4 '19A
Q4 '21A

- ✓ **Realized EBITDA[1] in Q4 '21 exceeded Q4 '19 by nearly $20mm or 82%**
- ✓ **Retail Bowling & Shoe and Amusements revenues were 11% and 29% higher than pre-pandemic levels, respectively**
- ✓ **Significant recovery underway** in event and league bowling
- ✓ **Material revenue upside** remains as event and league businesses continue to recover
- ✓ **Operational efficiencies driving** significant Realized EBITDA[1] growth

[1] Realized EBITDA does not include adjustments as defined by the credit agreement. See Appendix for definition of Realized EBITDA and Adjusted EBITDA, which are non-GAAP measures, and a reconciliation of each of these to the GAAP measures

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8 Significantly outperformed FY2021 guidance due to recovery in businesses and accelerating operational efficiencies LEISURE REVENUE 1 ($MM) CONSOLIDATED ADJUSTED EBITDA 2 ($MM) Note: FY as of 6/30 1 Leisure revenue excludes closed center activity 2 EBITDA as defined by credit agreement. See Appendix for definition of Adjusted EBITDA, which is a non - GAAP measure, and a reconciliation to the GAAP measure $ 3 73 $3 8 1 FY '21E FY '21A $92 $ 1 05 FY '21E FY '21A +2% + 14% % Beat:

9 Our strong organic performance is enhanced by our new locations TX MT CA ID NV AZ OR IL NM CO WY MN SD IA ND UT KS NE WA WI OK MI MO NY FL IN AL GA AR LA NC VA TN KY OH MS ME SC MI WV VT NH PA MD NJ DE MA CT RI PA MD VA FL EBITDA multiple paid ($MM) # of centers Net cash invested TTM 2 1 – Year fwd ROI 3 Acquisitions 5 $29 8.4x 3.6x 27% Chain Acquisition 17 1 44 6.7x 4.7x TBD New Builds 4 22 - 2.2x 46% Total 26 $96 7.3x 3.5x 36% 2 Chain Acquisitions New Acquisitions New Builds ADDED 26 LOCATIONS TO OUR FOOTPRINT THROUGH ACQUISITIONS AND NEW BUILDS SINCE JUNE 2021 Roll up opportunities and disciplined new builds provide attractive vectors for accretive growth Note: $ in millions; As of 9/17/2021 1 16 centers on owned real estate; 2 Excludes ROI from Chain Acquisition; 2 TTM stands for trailing twelve months; 3 ROI calculated as the ratio between Adjusted 1 - Year forward EBITDA and net cash invested

10 Strong cash generations from operations strengthened our financial position and provided increased flexibility x $54mm of cash generated from operations in Q4 FY2021 x $33mm of permanent annualized savings through reduced costs x $58mm in reduced capital expenditures ($ ‘000s) Three months ending June 27, 2021 Twelve months ending June 27, 2021 Cash balances, beginning of period $166,569 $140,705 Operating activities, net 1 54,364 84,532 Business Interruption Insurance Proceeds - 20,187 Investing activities, net (18,488) (46,676) Financing activities, net (2,035) 34,805 Interest on debt (13,317) (46,460) Cash balances, June 27, 2021 $187,093 $187,093 Note: FY as of 6/30 1 Excludes Business Interruption Insurance Proceeds and Interest Payments on debt and includes effect of exchange rates on cash. See Appendix for reconciliation of this non - GAAP cash measure to cash provided by operating activities, net

A pp e n d i x

Non - GAAP reconciliations Note: $ in millions; FY as of 6/30 1 The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. Closed centers do not include centers closed in compliance with local, state and federal government restrictions due to COVID - 19. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the center is closed on the first day of the reporting period for permanent closure, the center will be considered closed for that reporting period. 2 The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated. 3 The adjustment for charges is to remove charges attributed to new initiatives include charges with the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any office or facility opening and/or pre - opening), including any inventory optimization program and/or any curtailment, any business optimization charge, any restructuring charge (including any charges relating to any tax restructuring), any charge relating to the closure or consolidation of any office or facility (including but not limited to rent termination costs, moving costs and legal costs), any systems implementation charge, any severance charge, any one time compensation charge, any charge relating to entry into a new market, any charge relating to any strategic initiative or contract, any charge relating to any entry into new markets and contracts, any lease run - off charge, any charge associated with improvements to information technology (IT) or accounting functions, losses related to temporary decreases in work volume and expenses related to maintaining underutilized personnel, any charge relating to a new contract, any consulting charge and/or any corporate development charge; provided, that, in the case of any such charge, the results of any such action relating to such charge are projected by in good faith to be achieved within 24 months of the undertaking. 4 The adjustment for extraordinary unusual non - recurring gains or losses is to remove extraordinary gains and losses, which include any gain or charge from any extraordinary item as determined in good faith by the Company and/or any non - recurring or unusual item as determined in good faith by the Company and/or any charge associated with and/or payment of any legal settlement, fine, judgment or order. 12 Full Year ($MM) FY2021A Consolidated net (loss) income ($126) Adjustments: Interest expense 89 Income tax expense (benefit) (1) Depreciation and amortization 92 Share - based compensation 3 Closed center EBITDA 1 4 Foreign currency exchange (gain) loss (0) Asset disposition loss (gain) (0) Transactional and other advisory costs 2 11 Charges attributed to new initiatives 3 1 Extraordinary unusual non - recurring losses (gains) 4 (19) Contra rent expense (5) Consolidated realized EBITDA $48 Non - income other taxes 21 Optimization run - rate savings 15 De novo adjustment 11 Renovated facility adjustment 11 Consolidated adjusted EBITDA $105

Non-GAAP reconciliations (cont'd)

($MM)	Q4 FY2019A	Q4 FY2021A
Consolidated net (loss) income	**($16)**	**($13)**
Adjustments:		
Interest expense	15	23
Income tax expense (benefit)	2	(1)
Depreciation and amortization	26	24
Share-based compensation	1	1
Closed center EBITDA[1]	(3)	2
Foreign currency exchange (gain) loss	0	(0)
Asset disposition loss (gain)	3	0
Transactional and other advisory costs[2]	1	7
Charges attributed to new initiatives[3]	0	0
Extraordinary unusual non-recurring losses (gains)[4]	2	1
Contra rent expense	(6)	1
Consolidated realized EBITDA	**$24**	**$43**
SG&A expense	22	20
Media & Other income	1	1
Center EBITDA	**$46**	**$63**
Cash rent expense	19	14
Center EBITDAR	**$65**	**$77**

Note: $ in millions; FY as of 6/30

[1] The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. Closed centers do not include centers closed in compliance with local, state and federal government restrictions due to COVID-19. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the center is closed on the first day of the reporting period for permanent closure, the center will be considered closed for that reporting period. [2] The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated. [3] The adjustment for charges is to remove charges attributed to new initiatives include charges with the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any office or facility opening and/or pre-opening), including any inventory optimization program and/or any curtailment, any business optimization charge, any restructuring charge (including any charges relating to any tax restructuring), any charge relating to the closure or consolidation of any office or facility (including but not limited to rent termination costs, moving costs and legal costs), any systems implementation charge, any severance charge, any one time compensation charge, any charge relating to entry into a new market, any charge relating to any strategic initiative or contract, any charge relating to any entry into new markets and contracts, any lease run-off charge, any charge associated with improvements to information technology (IT) or accounting functions, losses related to temporary decreases in work volume and expenses related to maintaining underutilized personnel, any charge relating to a new contract, any consulting charge and/or any corporate development charge; provided, that, in the case of any such charge, the results of any such action relating to such charge are projected by in good faith to be achieved within 24 months of the undertaking. [4] The adjustment for extraordinary unusual non-recurring gains or losses is to remove extraordinary gains and losses, which include any gain or charge from any extraordinary item as determined in good faith by the Company and/or any non-recurring or unusual item as determined in good faith by the Company and/or any charge associated with and/or payment of any legal settlement, fine, judgment or order.

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Non - GAAP reconciliations (cont’d) 14 ($ ‘000s) Three months ending June 27, 2021 Twelve months ending June 27, 2021 Net cash provided by operating activities $41,091 $58,232 Business Interruption Insurance proceeds 0 (20,187) Interest on debt 13,317 46,460 Effect of exchange rates on cash 44 27 Operating activities, net $54,364 $84,532 Note: FY as of 6/30

T H A N K Y O U